                                                                     EXHIBIT 4.3


                          REGISTRATION RIGHTS AGREEMENT

                  This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of March 2, 2000, among Marex.com, Inc., a Florida corporation (the "COMPANY"), and the parties who have executed this Agreement and whose names appear as the purchasers on SCHEDULE I hereto (each such purchaser listed on SCHEDULE I hereto is sometimes individually referred to herein as a "PURCHASER", and all such purchasers are sometimes collectively referred to herein as the "PURCHASERS").

                  This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof among the Company and the Purchasers (the "PURCHASE AGREEMENT").

                  The Company and the Purchasers hereby agree as follows:

         1.       DEFINITIONS.

                  Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

                  "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, "CONTROL", when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "AFFILIATED", CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

                  "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government action to close.

                  "CERTIFICATE OF DESIGNATION" means the Certificate of Designation of the Company with respect to the Securities.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Company's Common Stock, par value $0.01 per share.

                  "EFFECTIVENESS DATE" means the earlier of (i) the 5th Business Day after the Company has received notice (written or oral) from the Commission that the Commission staff will not be reviewing the Registration Statement or has no further comments on the Registration Statement or (ii) the date that the Commission declares the Registration Statement Effective.



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                  "EFFECTIVENESS PERIOD" has the meaning set forth in Section
2(a) hereof.

                  "EVENT" has the meaning set forth in Section 2(b) hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FILING DATE" means the date on which the Initial Registration Statement is filed.

                  "FILING DEADLINE" means that date that is sixty (60) days after the First Closing Date.

                  "FIRST CLOSING DATE" shall mean the First Closing Date as defined in the Purchase Agreement.

                  "HOLDER" or "HOLDERS" means the holder or holders, as the case may be, from time to time of Registrable Securities.

                  "INDEMNIFIED PARTY" has the meaning set forth in Section 5(c) hereof.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 5(c) hereof.

                  "INITIAL REGISTRATION STATEMENT" has the meaning set forth in
Section 2(a) hereof.

                  "LOSSES" has the meaning set forth in Section 5(a) hereof.

                  "MAJORITY HOLDERS" means the Holders of at least sixty (60%) percent of the Registrable Securities.

                  "NATIONAL MARKET" means the NASDAQ National Market, the NASDAQ SmallCap Market, the New York Stock Exchange and the American Stock Exchange.

                  "OTCBB" means the OTC Bulletin Board of the National Association of Securities Dealers, Inc.

                  "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "PROCEEDING" means an action, claim, suit, arbitration, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

                  "PROSPECTUS" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with



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respect to the terms of the offering of any portion of the Registrable
Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

                  "REGISTRABLE SECURITIES" means the shares of Common Stock issued or issuable upon conversion of or with respect to the Securities, and shall include any shares of the Company's capital stock issued with respect to the Securities as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

                  "REGISTRATION DELAY PAYMENT" has the meaning set forth in
Section 2(b) hereof.

                  "REGISTRATION STATEMENT" means the Initial Registration Statement and any additional registration statements contemplated by Sections 6(d) hereof, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement.

                  "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "RULE 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                  "SECURITIES" means the Company's Series A1 Convertible Preferred Stock issuable pursuant to the Purchase Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" means a registration in connection with which securities of the Company are sold to an underwriter for reoffering to the public pursuant to an effective registration statement, whether on a firm commitment or best efforts basis.

         2.       REGISTRATION REQUIREMENTS.

                  (a) FILING AND EFFECTIVENESS OBLIGATIONS. On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement (the "INITIAL REGISTRATION STATEMENT") which shall cover all Registrable Securities for an offering to be made on a continuous basis pursuant to a "Shelf" registration statement under Rule 415. The Initial




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Registration Statement shall be on Form S-3 or other similar form (or any successor form). The Company shall (i) use its reasonable best efforts to cause the Initial Registration Statement to be declared effective under the Securities Act as promptly as possible after the Filing Date and (ii) keep the Initial Registration Statement continuously effective under the Securities Act (subject to Section 3(n)) from the Effectiveness Date until the date which is three (3) years after the Effectiveness Date or such earlier date when all of the Holders' Registrable Securities covered by the Initial Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 (the "EFFECTIVENESS PERIOD"). The number of shares of Common Stock initially included in the Initial Registration Statement shall be no less than 100% of the sum of the number of shares of Common Stock that are then issuable upon conversion of the Securities (based on the Conversion Price (as defined in the Certificate of Designation) as would then be in effect at such time).

                  (b) PENALTIES. If (i) the Initial Registration Statement covering all the applicable Registrable Securities required to be filed by the Company pursuant to this Agreement is not filed with the Commission on or before the Filing Deadline, (ii) the Company fails to respond, in a commercially reasonable manner, to any comments made by the Commission with respect to the Initial Registration Statement within ten (10) Business Days following the receipt thereof or (iii) on any day after a Registration Statement has been declared effective by the Commission (A) sales of all the Registrable Securities required to be included on a Registration Statement cannot be made pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, or to register sufficient shares of Common Stock, but excluding any "black-out periods" permitted pursuant to Section 3(n) hereof) or (B) the Common Stock is not listed or included for quotation on the OTCBB or, subsequent to the day that the Common Stock is first listed or included for quotation on a National Market, a National Market (each such event specified in (i), (ii) and (iii) above, an "EVENT"), then, as partial relief for the damages to any Holder by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Holder, upon the occurrence of each such violation, an amount (a "REGISTRATION DELAY PAYMENT") equal to the product of (a) the purchase price of such Holder's Securities (as set forth in SCHEDULE I to the Purchase Agreement), (b) (.015) and (c) the number of months (rounded up to the nearest whole month in the event of partial months) that such Event has occurred and is continuing. The Company shall pay such Registration Delay Payments to each Holder in cash on the last Business Day of each month during which an Event has occurred and is continuing; PROVIDED, HOWEVER, that if such Event arises by or is a result of anything other than a refusal or failure to act by the Company), the Registration Delay Payment shall be the product of (a) the purchase price of such Holder's Securities (as set forth in SCHEDULE I to the Purchase Agreement), (b) (.00417) and (c) the number of months (rounded up to the nearest whole month in the event of partial months) that such Event has occurred and is continuing. In the event the Company fails to make a Registration Delay Payment within ten (10) Business Days of the date such Registration Delay Payment is due, such Registration Delay Payment shall bear interest at the rate of 1.0% per month (rounded up to the nearest whole month in the event of partial months) until paid in full.



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         3.       REGISTRATION PROCEDURES.

                  In connection with the Company's registration obligations hereunder, the Company shall:

                  (a) PREPARATION OF REGISTRATION STATEMENT. Prepare and file with the Commission, on or prior to the Filing Deadline, the Initial Registration Statement (which shall include a Plan of Distribution substantially in the form of EXHIBIT A annexed hereto), and cause the Initial Registration Statement to become effective and remain effective as provided herein. The sections of any Registration Statement covering information with respect to the Holders, the Holders' beneficial ownership of securities of the Company or the Holders' intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Holders. The Company shall respond as promptly as possible, but in no event later than ten (10) Business Days, to any comments received from the Commission with respect to the Initial Registration Statement or any amendment thereto and as promptly as possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to the Initial Registration Statement

                  (b) AMENDMENTS. Prepare and file with the Commission such amendments and supplements to the Initial Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period. In the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover 100% of the Registrable Securities issued or issuable upon conversion of the Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover 100% of the Registrable Securities (based on the Conversion Price of the Securities and other relevant factors on which the Company reasonably elects to rely), in each case as soon as practicable, but in any event within twenty (20) Business Days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

                  (c) NOTIFICATIONS. Notify the Holders of Registrable Securities (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed,
(B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement and (C) when such Registration Statement or post-effective amendment has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption




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from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose (v) of the happening of any event (of which the Company has knowledge) as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing and (vi) of the beginning and end of a black-out period pursuant to Section 3(n).

                  (d) CONFIRMATION OF EFFECTIVENESS. Within two (2) Business Days after a Registration Statement which covers applicable Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the Commission in the form attached hereto as EXHIBIT B.

                  (e) COPIES OF REGISTRATION STATEMENT. Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such Holder (including those incorporated by reference) promptly after the filing of such documents with the Commission.

                  (f) COPIES OF PROSPECTUS. Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Holder may reasonably request; and the Company hereby consents to the use of such Prospectus and the most current amendment or supplement thereto (if any) by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto unless otherwise prohibited by the terms of this Agreement.

                  (g) BLUE SKY. Prior to any public offering of Registrable Securities, use its reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.



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                  (h) LISTING. Cause all Registrable Securities relating to a
Registration Statement to be listed on the National Market on which the Common Stock of the Company is then listed or quoted as and when required pursuant to the Purchase Agreement.

                  (i)      INTENTIONALLY OMITTED.

                  (j) DUE DILIGENCE. Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors, agents and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with such Registration Statement (it being understood that the Company may condition such availability upon the receipt of confidentiality agreements from all such Persons in a form reasonably requested by the Company).

                  (k) EARNINGS STATEMENT. The Company will make generally available to its security holders an earnings statement, which need not be audited, covering a twelve month period commencing after the Effective Date of the Registration Statement, and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

                  (l) SUSPENSIONS. Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment

                  (m) INFORMATION. The Company may require each selling Holder to furnish to the Company information regarding such Holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any such Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by




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disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

                  If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(e) or 3(f), or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

                  (n) BLACK-OUT PERIODS. Subject to the last sentence of this
Section 3(n), the Company may by written notice require that the Holders immediately cease sales of Registrable Securities (for a period not to exceed twenty (20) consecutive days in any one instance and for a period not to exceed sixty (60) calendar days in any twelve-month period) pursuant to a Registration Statement at any time that (i) the Company becomes engaged in a business activity or negotiation which is not disclosed in a Registration Statement (or the prospectus included therein) which the Company reasonably believes must be disclosed therein under applicable law and which the Company desires to keep confidential for business purposes, (ii) the Company determines that a particular disclosure so determined to be required to be disclosed therein would be premature or would adversely affect the Company or its business or prospects or (iii) the Registration Statement can no longer be used under the existing rules and regulations promulgated under the Securities Act (each of (i), (ii) or (iii), a "MATERIAL CONDITION"). The Company shall not be required to disclose to the Holders which of the reasons specified in (i), (ii) or (iii) above is the basis for requiring a suspension of sales due to the occurrence of a Material Condition. The Company will use its commercially reasonable best efforts to ensure that the use of the Registration Statement (and the prospectus included therein) may be resumed as soon as it is practicable.

         4.       REGISTRATION EXPENSES.

                  All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not pursuant to an Underwritten Offering and whether or not the



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Registration Statement is filed or becomes effective and whether or not any
Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to any National Market on which Registrable Securities are required hereunder to be listed or quoted and (B) in compliance with state securities or Blue Sky laws, (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, system or market as required hereunder. The Holders shall pay any underwriting discounts or commissions and any transfer or similar taxes in connection with the sale of Registrable Securities.

         5.       INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, brokers (including brokers who offer and sell Registrable Securities as principal as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each such Holder, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all joint or several losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees) and expenses (collectively, together with Proceedings by any regulatory or self-regulatory organization, whether commenced or threatened, "LOSSES"), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary Prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon and in conformity with information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved



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in writing by such Holder expressly for use in the Registration Statement, such
Prospectus or such form of prospectus or in any amendment or supplement thereto (PROVIDED that the Company amended any disclosure with respect to the method of distribution upon written notice from the Holders that such section of the Prospectus should be revised in any way) or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of Registrable Securities. The Company shall not, however, be liable to any Holder for any Losses with respect to any untrue or alleged untrue statement of material fact or omission or alleged omission of material fact if such statement or omission was made in a preliminary Prospectus and such Holder did not receive a copy of the final Prospectus (or any amendment or supplement thereto) at or prior to the confirmation of the sale of the Registrable Securities in any case where such delivery is required by the Securities Act and the untrue or alleged untrue statement of material fact or omission or alleged omission of material fact contained in such preliminary Prospectus was corrected in the final Prospectus (or any amendment or supplement thereto), unless the failure to deliver such final Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 3(f) of this Agreement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

                  (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), and the officers, directors, agents and employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such Prospectus or such form of prospectus or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of prospectus; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 5(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of such Holder. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder



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(an "INDEMNIFIED PARTY"), such Indemnified Party promptly shall notify the
Person from whom indemnity is sought (the "INDEMNIFYING PARTY") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; PROVIDED, HOWEVER, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                  An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the reasonable expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party, which notice shall be delivered no more frequently than on a monthly basis (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; PROVIDED, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

                  (d) CONTRIBUTION. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party because of a failure or refusal of a court of competent jurisdiction to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying

Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. In no event shall any selling Holder be required to contribute an amount under this Section 5(d) in excess of the net proceeds received by such Holder upon sale of the Registrable Securities pursuant to the Registration Statement giving rise to such contribution obligation.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6.       MISCELLANEOUS.

                  (a) REMEDIES. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its subsidiaries has, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

Except as disclosed in SCHEDULE 2.1(r) of the Purchase Agreement, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any Person. This Agreement, together with the Purchase Agreement, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

                  (c) NO PIGGYBACK ON REGISTRATIONS. Except as disclosed on
SCHEDULE 2.1(r) of the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Initial Registration Statement and the Company shall not after the date hereof enter into any agreement providing such right to any of its security holders.

                  (d) PIGGY-BACK REGISTRATIONS. Except as provided herein if, at any time when there is not an effective Registration Statement covering the Registrable Securities during any period when a Registration Statement is required to be so effective, the Company shall determine to prepare and file with the Commission a registration statement pursuant to an Underwritten Offering relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, the Company shall send to each Holder of Registrable Securities written notice of such determination and, if within ten (10) days after receipt of such notice, any such Holder shall so request in writing, (which request shall specify the Registrable Securities intended to be disposed of by the Holders), the Company will use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; PROVIDED, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 6(d) for the same period as the delay in registering such other securities. The Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered; PROVIDED, HOWEVER, that the Company shall not be required to register any Registrable Securities pursuant to this Section 6(d) that are eligible for sale pursuant to Rule 144(k) of the Securities Act. In the case of an Underwritten Offering, if the managing underwriter(s) or underwriter(s) should reasonably object to the inclusion of the Registrable Securities in such registration statement, then if the Company after consultation with the underwriter's representative should reasonably determine that the inclusion of such Registrable Securities would materially adversely affect the offering contemplated in such registration statement, and based on such determination recommends inclusion in such registration statement of fewer Registrable Securities than proposed to be sold by the Holders, then (x) the number of Registrable Securities of the Holders included in such registration statement shall be reduced pro rata among such Holders (based upon the number of Registrable Securities requested to be included in the registration) or (y) none of the Registrable Securities of the Holders shall be included in such registration statement if the Company, after consultation with the underwriter(s), recommends the inclusion of none of such Registrable Securities; PROVIDED, HOWEVER, that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of Registrable Securities intended to be offered by the Holders than the fraction of similar reductions imposed on such other Persons (other than the Company).

                  (e) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Majority Holders; PROVIDED, HOWEVER, that for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by the Company, or an Affiliate of the Company are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder and that does not directly or indirectly affect the rights of any other Holders may be given by the Holders to which such waiver or consent relates; PROVIDED, HOWEVER, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder, each future Holder, and the Company. Upon effectiveness of each such amendment or waiver, the Company shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

                  (f) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (if received by or before 5:00 p.m. Eastern Time where such notice is received) or the first (1st) Business Day following such delivery (if received after 5:00 p.m. Eastern Time where such notice is received), PROVIDED confirmation of transmission is mechanically or electronically generated and kept on file by the sending party and such delivery is also made in accordance with clause (iii) hereof or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier. The addresses for such communications are (A) if to the Company, to the address set forth on SCHEDULE I hereto, with copies to Greenberg Traurig, P.A., 1221 Brickell Avenue, Miami, Florida, 33131, Attention: Sheida R. Sahandy, Esq., facsimile no. (305) 579-0717 and (B) if to any Purchaser, to its address set forth on SCHEDULE I hereto, with copies to Akin, Gump, Strauss, Hauer & Feld, L.L.P., 590 Madison Avenue, New York, New York 10022, Attention:
James E. Kaye, Esq., facsimile no. (212) 872-1002, or to such other address as may be designated in writing hereafter, in the same manner, by such Person.

                  (g) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of the Majority Holders. Each Holder may assign its rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

                  (i) GOVERNING LAW. The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and the Holders as its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

                  (j) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  (k) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (l) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (m) SHARES HELD BY THE COMPANY AND ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than any Holder or transferees or successors or assigns thereof if such Holder is deemed to be an Affiliate solely by reason of its holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                MAREX.COM, INC.

                                By: /s/ David A. Schwedel
                                   ------------------------------------
                                     Name: David A. Schwedel
                                     Title: CEO & President

                                BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.

                                By: Brown Simpson Asset Management, LLC

                                By: /s/ Peter Greene
                                   ------------------------------------
                                     Name: Peter Greene
                                     Title: Managing Principal




                                BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.

                                By:  Brown Simpson Capital, LLC
                                     its general partner

                                By: /s/ Peter Greene
                                   ------------------------------------
                                     Name: Peter Greene
                                     Title: Managing Principal

                                ROYAL BANK OF CANADA

                                By its Agent

                                RBC Dominion Securities Corporation

                                By: /s/ Mark A. Standish
                                   ------------------------------------
                                     Name: Mark A. Standish
                                     Title: Managing Director



                                By: /s/ Roger A. Blissett
                                   ------------------------------------
                                     Name: Roger A. Blissett
                                     Title: Vice President, Deputy
                                            General Counsel

                                LB I GROUP INC.

                                By: /s/ Steven L. Berkenfeld
                                   ------------------------------------
                                     Name: Steven L. Berkenfeld
                                     Title: Senior Vice President

                                 MARSHALL MAREX L.P.



                                By: /s/ John A. Fischer
                                   ------------------------------------
                                     Name: John A. Fischer
                                     Title: Executive Vice President

                                FORD ALLEN FUND-I, L.P.

                                By: Ford Allen, Inc.
                                   ------------------------------------
                                     its general partner




                                By: /s/ Clifford Grossman
                                   ------------------------------------
                                     Name: Clifford Grossman
                                     Title: President

                                GENMAR HOLDINGS, INC.

                                By: /s/ Roger R. Cloutier II
                                   ------------------------------------
                                     Name: Roger R. Cloutier II
                                     Title: EVP & CFO

                                       ASIACOMMERCE LLC

                                       By:       /s/ Clive Ng
                                          Name:      Clive Ng
                                          Title:

                                   SCHEDULE I

COMPANY

MAREX.COM, INC.
2701 S. Bayshore Drive
Fifth Floor
Coconut Grove, Florida  33133
Attention:        Kenbian Ng
Facsimile:        (305) 285-0001

PURCHASERS:

BROWN SIMPSON STRATEGIC GROWTH FUND, L.P.
152 West 57th Street, 40th Floor
New York, New York 10019
Attention:        Peter D. Greene
Facsimile:        (212) 247-1329

BROWN SIMPSON STRATEGIC GROWTH FUND, LTD.
152 West 57th Street, 40th Floor
New York, New York 10019
Attention:        Peter D. Greene
Facsimile:        (212) 247-1329

ROYAL BANK OF CANADA
c/o RBC Dominion Securities
One Liberty Plaza - 2nd Floor
165 Broadway
New York, New York  10006-1404
Facsimile:        (212) 858-7402
Attention:        Vice President, Global Middle Office

and to:  Roger Blissett
Facsimile:        (212) 858-7468

LBI GROUP INC.
c/o Lehman Brothers, Inc.
3 World Financial Center
New York, New York  10285
Facsimile:        (212) 526-2199
Attention:        Steve Weinstein

GENMAR HOLDINGS, INC.
100 South 5th Street, Suite 2400
Minneapolis, MN  55402
Facsimile:        (612) 337-1931
Attention:        Roger Cloutier II

with a copy to:

Mary P. McConnell,
Senior Vice President and General Counsel
Facsimile:        (612) 337-1931

MARSHALL MAREX L.P.
901 North Third Street
Minnesota, Minneapolis  55401
Facsimile:        (612) 338-2409
Attention:        Dennis Mathisen
Marshall Financial Group

with a copy to

Dorsey & Whitney
Pillsbury Center South
220 South 6th Street
Minneapolis, Minnesota 55402
Facsimile:        (612) 340-8738
Attention:        Bill Payne

FORD ALLEN FUND-I, L.P.
c/o Ford Allen, Inc.
550 Brickell Ave., Penthouse II
Miami, Florida  33131
Facsimile:        (305) 379-6309
Attention:        Clifford Grossman

with a copy to:

Greenberg Traurig, P.A.
1221 Brickell Ave.
Miami, Florida  33131
Facsimile         (305) 579-0717
Attention:        Sheida R. Sahandy, Esq.


Asiacommerce LLC
9 West Halkin Street
London, England SW1X 8JL
Facsimile:        011-44-171-235-2878

                                                                      EXHIBIT A


                              PLAN OF DISTRIBUTION

                  Our company is registering the shares of common stock on behalf of the selling stockholders. All costs, expenses and fees in connection with the registration of the shares offered by this prospectus will be borne by our company, other than brokerage commissions and similar selling expenses, if any, attributable to the sale of shares which will be borne by the selling stockholders. Sales of shares may be effected by selling stockholders from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, on a national securities market or quotation system, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling stockholders have advised our company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinated broker acting in connection with the proposed sale of shares by the selling stockholders.

                  The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

                  The selling stockholders may make these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

                  The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers or any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                  Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. Our company has informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

                  Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

                  Upon our company being notified by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

                  o the name of each such selling stockholder and of the participating broker-dealer(s);

                  o     the number of shares involved;

                  o     the initial price at which such shares were sold;

                  o the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

                  o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

                  o     other facts material to the transactions.

                                                                      EXHIBIT B

                         FORM OF NOTICE OF EFFECTIVENESS
                            OF REGISTRATION STATEMENT

[TRANSFER AGENT]
Attention:

                  Re:      MAREX.COM, INC.

Ladies and Gentlemen:

         We are counsel to Marex.com, Inc., a Florida corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and the purchasers named therein (collectively, the "Holders") pursuant to which the Company issued to the Holders its Series A1 Convertible Preferred Stock (the "Securities") convertible into shares of the Company's common stock, par value $0.01 per share. Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Holders (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Securities, under the Securities Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on _______________, 2000, the Company filed a Registration Statement on Form S-3 (File No. 333-_____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

         In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

                                             Very truly yours,

                                             [ISSUER'S COUNSEL]

cc:      [LIST NAMES OF HOLDERS]